Exhibit 21.1

WRIGHT MEDICAL GROUP N.V.
Subsidiaries

		Entity Name	Country of Incorporation
1	.	2Hip Holdings SAS	France
2	.	BioMimetic Therapeutics Canada, Inc.	Delaware, USA
3	.	BioMimetic Therapeutics Limited	United Kingdom
4	.	BioMimetic Therapeutics LLC	Delaware, USA
5	.	BioMimetic Therapeutics Pty Ltd	Australia
6	.	BioMimetic Therapeutics USA, Inc.	Delaware, USA
7	.	Biotech Benelux SPRL	Belgium
8	.	Biotech CH	Switzerland
9	.	Cartiva, Inc.	Delaware, USA
10	.	Felding Finance B.V.	The Netherlands
11	.	IMASCAP SAS	France
12	.	Imascap LLC	Delaware, USA
13	.	KHC-WDM, LLC	Delaware, USA
14	.	OrthoHelix Surgical Designs, Inc.	Delaware, USA
15	.	OrthoPro, L.L.C.	Utah, USA
16	.	SCI Calyx	France
17	.	Solana Surgical, LLC	California, USA
18	.	TMG France SAS	France
19	.	Tornier AG	Switzerland
20	.	Tornier Belgium N.V.	Belgium
21	.	Tornier do Brasil Produtos Médicos Ltda	Brazil
22	.	Tornier Espana S.A.	Spain
23	.	Tornier Japan K.K.	Japan
24	.	Tornier Orthopedics Ireland, Ltd.	Ireland
25	.	Tornier Orthopedics, Inc.	Canada
26	.	Tornier Pty Ltd.	Australia
27	.	Tornier SAS	France
28	.	Tornier Scandinavia A/S	Denmark
29	.	Tornier Srl	Italy
30	.	Tornier UK Limited	England
31	.	Tornier US Holdings, Inc.	Delaware, USA
32	.	Tornier GmbH	Germany
33	.	Tornier, Inc.	Delaware, USA
34	.	TriMed Biotech SAS	France
35	.	Trooper Holdings, Inc.	Delaware, USA
36	.	WG Healthcare UK Limited	United Kingdom
37	.	WM Netherlands C.V.	The Netherlands
38	.	WMG Holding, LLC	Delaware, USA
39	.	Wright International, Inc.	Delaware, USA
40	.	Wright Medical Australia Pty Limited	Australia

41	.	Wright Medical Belgium NV	Belgium
42	.	Wright Medical Brasil Ltda	Brazil
43	.	Wright Medical Capital, Inc.	Delaware, USA
44	.	Wright Medical Costa Rica, SA	Costa Rica
45	.	Wright Medical Deutschland GmbH	Germany
46	.	Wright Medical Device (Shanghai) Co., Ltd.	China
47	.	Wright Medical EMEA, B.V.	The Netherlands
48	.	Wright Medical Europe C.V.	The Netherlands
49	.	Wright Medical Europe Manufacturing SA	France
50	.	Wright Medical Europe SAS	France
51	.	Wright Medical France SAS	France
52	.	Wright Medical Group, Inc.	Delaware, USA
53	.	Wright Medical Group Intellectual Property, Inc.	Delaware, USA
54	.	Wright Medical Instruments Limited	United Kingdom
55	.	Wright Medical Italy SRL	Italy
56	.	Wright Medical Japan K.K.	Japan
57	.	Wright Medical Netherlands, B.V.	The Netherlands
58	.	Wright Medical Technology Canada Ltd.	Canada
59	.	Wright Medical Technology, Inc.	Delaware, USA
60	.	Wright Medical UK Limited	United Kingdom
61	.	Wright PacRim, Inc.	Delaware, USA